SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                          Date of Report: July 13, 1999



                                 MEDIMMUNE, INC.
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-19131




                   Delaware                           52-1555759
          (State of Incorporation)                (I.R.S. Employer
                                                  Identification No.)



                35 West Watkins Mill Road, Gaithersburg, MD 20878
                (Address of principal executive office (Zip Code)


        Registrant's telephone number, including area code (301) 417-0770


                  No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company and Synagis is a trademark.

MEDIMMUNE, INC.
Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated July 12, 1999:


FOR IMMEDIATE RELEASE
Contacts:                                Elliot Lebowitz, Ph.D.
William C. Roberts                       President and Chief Executive Officer
Investor and Media Relations             BioTransplant Incorporated
MedImmune, Inc.                          617-241-5200
301-417-0770 x358
                                         Fran DeVellis or
                                         Bruce Schiamberg
                                         Feinstein Kean Partners
                                         617-577-8110

http://www.medimune.com
http://www.biotransplant.com


MEDIMMUNE AND BIOTRANSPLANT ANNOUNCE RESULTS OF MEDI-507 TRIAL IN SEVERE STEROID-RESISTANT GRAFT-VERSUS-HOST DISEASE PATIENTS

Gaithersburg, MD, and Charlestown, MA, July 12, 1999 -- MedImmune, Inc. (Nasdaq:
MEDI)  and  BioTransplant   Incorporated  (Nasdaq:  BTRN)  today  announced  the
presentation of data from a Phase 1/2 trial with MEDI-507 in patients with steroid-resistant, severe graft-versus-host disease (GvHD). In the trial, 12 of 17 participants had improvement in their GvHD grade during the follow-up period after treatment with MEDI-507; 10 patients achieved a complete response (grade
0) at some point during the study. These results were presented this week at the 28th Annual Meeting of the International Society for Experimental Hematology. GvHD is a frequent and often fatal outcome of bone marrow transplantation and is currently treated with corticosteroids. The mortality rate for serious steroid-resistant GvHD cases is estimated to be over 70 percent.

"We are encouraged by the responses seen in these severe GvHD patients who were all unresponsive to standard steroid therapy," commented Edward Connor, M.D., Vice President of Clinical Development at MedImmune. "GvHD is a very difficult disease to treat; the data from this initial trial suggest biological activity for MEDI-507 in GvHD."

Using the consensus classification based on biopsies, seven patients with GvHD grade II and 10 patients with GvHD grade III-IV were enrolled in this study. All but four of the patients had gut and/or liver involvement. Patients received a short regimen of four doses of 0.12 mg/kg intravenous MEDI-507 given every third day and then either placebo or additional doses of 0.12 mg/kg intravenous MEDI-507 weekly for four weeks. Patients were followed for 100 days. Of the 17 patients in the trial, 12 improved their grade of GvHD and 10 achieved grade 0 at some point during follow-up. Treatment with MEDI-507 was generally well tolerated, and no antibodies to MEDI-507 were detected. Eleven patients experienced acute adverse events associated with MEDI-507, including chills, fever and nausea. These events were generally mild and did not interrupt therapy. Notwithstanding improvements in GvHD in certain patients, 12 of the 17 patients ultimately died during the 100 day period, typically as a result of progression of their GvHD or complications such as infections. These data were presented by the lead investigator of the study, Voravit Ratanatharathorn, M.D., of the University of Michigan Hospital.

Dr. Connor added, "We have now gone on to begin a randomized, controlled dose ranging study in steroid naive GvHD patients. We hope to optimize the dose regimen to further improve and extend the clinical benefit. In addition to the work we are doing in GvHD, we are also evaluating MEDI-507 in a Phase 1 trial in psoriasis patients."

"MEDI-507's ability to selectively block immune responses and to prevent the rejection of transplanted cells or tissue is also an important part of BioTransplant's ImmunoCognance(trademark) approach," said Elliot Lebowitz, Ph.D., President and CEO of BioTransplant.

GvHD is a clinical syndrome caused when certain white blood cells from the donor bone marrow attack the tissue of the recipient. Clinical manifestations include skin rash, severe diarrhea, and liver abnormalities and jaundice. Steroid-refractory GvHD occurs when the attacking white blood cells of the foreign graft fail to respond to steroid therapy.

MEDI-507 is the humanized form of the murine monoclonal antibody, BTI-322. In pilot clinical trials in over 100 patients in the United States and Europe, BTI-322 has suggested potential clinical benefit in the studied populations and has been generally well tolerated. In a Phase 1/2 clinical trial evaluating BTI-322 for treatment of acute graft-versus-host disease (GvHD) in bone marrow transplant (BMT) patients unresponsive to steroid therapy, the compound was well tolerated and 55 percent of the patients responded positively to treatment, with either a complete response or a reduction in grade of GvHD. A Phase 1/2 trial has been completed for the prevention of acute renal transplant rejection in which BTI-322 was given at the time of organ transplantation. Results of the trial suggested a 58 percent reduction at two years post-transplant in the incidence of kidney graft rejection episodes compared to conventional triple drug therapy alone. Two additional Phase 1/2 clinical trials have been developed to evaluate MEDI-507 as treatment for acute GvHD in steroid-naive adults and in pediatric patients. MedImmune has also initiated Phase 1 studies in psoriasis, an autoimmune disease.

Both MEDI-507 and BTI-322 bind specifically to the CD2 receptor found on T cells and natural killer (NK) cells. Previous in vitro studies have suggested that MEDI-507 has the ability to inhibit selectively the response of T cells directed at transplant antigens, while subsequently allowing immune cells to respond normally to other antigens. BTI-322 was initially discovered by Drs. Herve Bazin and Dominique Latinne at the Experimental Immunology Unit of the Catholic University of Louvain in Belgium.

BioTransplant Incorporated utilizes its proprietary technologies in re-educating the body's immune responses to allow tolerance of foreign cells, tissues and organs. Based on this technology, the Company is developing a portfolio of products designed to treat a range of medical conditions, including organ and tissue transplantation, cancer and autoimmune disease, for which current therapies are inadequate. BioTransplant's products are intended to induce long-term functional transplantation tolerance in humans, increase the therapeutic benefit of bone marrow transplants, and reduce or eliminate the need for lifelong immunosuppressive therapy. MedImmune is developing MEDI-507 under license from BioTransplant, and BioTransplant has retained the right to use BTI-322 and/or MEDI-507 in its proprietary ImmunoCognance(trademark) systems, which are designed to re-educate the immune system to accept foreign tissue: the AlloMune(trademark) System for human-to-human transplantation, and the XenoMune(trademark) System for porcine-to-human transplantation.

MedImmune, a biotechnology company located in Gaithersburg, Maryland, is focused on developing and marketing products that address medical needs in areas such as infectious disease, transplantation medicine, autoimmune disorders and cancer. The Company currently markets Synagis (palivizumab), RespiGam (Respiratory Syncytial Virus Immune Globulin Intravenous (Human)), and CytoGam (Cytomegalovirus Immune Globulin Intravenous (Human)) through its hospital-based sales force and has five new product candidates in clinical trials. In October 1995, MedImmune and BioTransplant established a strategic alliance for development of BTI-322 and any future generation products, such as MEDI-507, for use in organ transplantation and other indications.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in both companies' filings with the U.S. Securities and Exchange Commission.


                                      ####




(REGISTRANT)      MEDIMMUNE, INC.





BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, Vice Chairman and Chief Financial Officer
(DATE)            July 13, 1999